2006 CSP $7M Loan

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made as of November 1, 2011, by and between STRATUS PROPERTIES INC., a Delaware corporation having an address of 98 San Jacinto Boulevard, Suite 220, Austin, TX 78791 (“Borrower”), and AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation having an address at c/o Nuveen Asset Management, 901 Marquette Avenue, Suite 2900, Minneapolis, MN 55402 (“Investor”).

R E C I T A L S:

WHEREAS, Investor holds the lender's interest in that certain “Loan” and other “Loan Documents” as defined and described in that certain Loan Agreement dated as of December 12, 2006 between Borrower and Holliday Fenoglio Fowler, L.P., a Texas limited partnership (“Lender”) (as modified by a Loan Modification Agreement dated as of March 31, 2010, the “Loan Agreement”).

WHEREAS, Borrower is liable for the payment and performance of all of Borrower's obligations under the “Note” (as defined in the Loan Agreement) in the original principal amount of Seven Million Dollars ($7,000,000) and the other Loan Documents.

WHEREAS, Borrower and Investor desire to modify certain terms contained in the Note and Loan Agreement, and to reaffirm the Loan, as modified by this Agreement.

A G R E E M E N T:

In consideration of the foregoing premises and the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Borrower agree as follows.

ARTICLE I

1.1    Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

ARTICLE II

MODIFICATION OF THE NOTE

The Maturity Date (as defined in Section 5.(a) of the Note) shall be accelerated; accordingly the stated Maturity Date in the Note of December 31, 2013 is hereby amended to so that the Maturity Date for the Note shall be June 30, 2013.

ARTICLE III

MISCELLANEOUS

3.1    No Other Amendments Intended. Except as specifically provided herein, no other amendment of the Loan Documents is intended and all other terms and conditions of the Note, the Loan Agreement and any other Loan Documents shall remain in full force and effect and shall not be modified or released in any way by this Agreement. This Agreement amends the Note and is not in payment or substitution thereof. Borrower hereby ratifies and reaffirms all of Borrower's obligations under the Note, the Loan Agreement and all of the other Loan Documents as amended hereby.

3.2    No Impairment of Lien. Nothing in this Agreement shall affect the lien of any of the Loan Documents or the priority of any such liens, nor release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents.

3.3    Representations and Warranties of Borrower.

(a)    Representations and Warranties in Loan Documents. The representations and warranties of Borrower contained in the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date first written above (as if such representations and warranties were made effective as of the date first written above).

(b)    Power to Perform. Borrower has the power, under its organizational documents, to enter into this Agreement and to perform the obligations required to be performed by Borrower under the terms hereunder.

(c)    Due Authorization. The execution, delivery and performance by Borrower of this Agreement have been duly authorized by all necessary action on the part of Borrower. This Agreement has been duly executed and delivered by Borrower and, assuming the due execution and delivery of this Agreement by Investor, constitute the legal, valid and binding obligations of

LOAN MODIFICATION
2006 CSP $7M Loan

Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally. No registration with, or consent or approval of, or notice to, or other action by, (i) any trustee or holder of any indebtedness or obligation of Borrower or (ii) any other person for the execution, delivery and performance of this Agreement by Borrower is required or, if required, such registration has been made, such consent, approval or notice given or such other appropriate action taken.

3.4    Miscellaneous.

(a)    Jurisdiction. This Agreement shall be construed according to and governed by the laws of the state of Minnesota.

(b)    Severability; Counterparts. If any provision of this Agreement is adjudicated to be invalid, illegal or enforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

(c)    Notices. All notices given pursuant to this Agreement must be in writing and will be effectively given if personally delivered or, if mailed, postage prepaid, certified or registered mail, return receipt requested, to the addresses of Investor and Borrower first set forth above or to such other address as any party subsequently may designate in writing.

(d)    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by Borrower without the prior written consent of Investor. This Agreement may be assigned by Investor in connection with an assignment of the Loan without any required notice to Borrower.

(e)    Costs; Fee; Further Assurances. Borrower agrees to pay Investor's out-of-pocket expenses in connection with the preparation of this Agreement and any related expenses, including without limitation, reasonable attorneys' fees. In addition, Borrower agrees to execute such other instruments as may be reasonably required by Investor to evidence or facilitate the agreements set forth herein.

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LOAN MODIFICATION
2006 CSP $7M Loan

LOAN MODIFICATION AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
STRATUS PROPERTIES INC., a Delaware corporation By: ______________________________ Name: _____________________________ Title: _____________________________

INVESTOR:
AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation By: _____________________________ Name: __________________________ Its: _____________________________

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2006 CSP $7M Loan
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